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                                                                  EXHIBIT 10.10

                        STANDARD CONTRACTOR AGREEMENT

                                            Date: April 15, 1999
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Agreement between

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    CHILDREN'S TELEVISION WORKSHOP
    One Lincoln Plaza                 hereinafter called "CTW", "we", "our"
    New York, New York 10023          or "us"

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                 and



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     SMA VIDEO, INC.
     100 Avenue of the
     Americas - 10th Floor            hereinafter called "Contractor".
     New York, NY 10013
     Attn: Dave Satin

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This Agreement is made between Children's Television Workshop and Contractor subject to and in accordance with the provisions set forth below and contained on the attached Standard Terms and Conditions which are made a part hereof.

1. Description of Services and/or Deliverables: Production and Post Production of up to 10 Elmo's World Inserts ("EWs"). Number of EWs may be revised by CTW. Contractor estimates 17 days of studio production, including, but not limited to, 12 CGI shooting days. Sesame Street producers set all production and delivery schedules.

2.  Contact Person: Dave Satin

3. Term: Pre Production beginning in May, 1999. Production: On or about June 1, 1999 through June 28, 1999; Post Production: On or about July 1, 1999 through October 15, 1999.

4. Compensation: $667,511 subject to paragraph 1 hereof. In event number of EWs is revised, compensation hereunder will be adjusted accordingly.

5. Payment Terms: Total contract $667,511. Payment terms to change if number of EWs decreases.

                1) $30,000.00 start up costs, payable upon signing this
                   agreement.
                2) $30,000.00 due May 10th (upon start of Pre Production start).
                3) $75,500.00 due May 24th
                4) $75,500.00 due June 1, 1999.
                5) $122,000.00 due June 14, 1999.
                6) $99,511.00 due June 29, 1999.
                7) $50,000.00 due July 5, 1999.
                8-19) $185,000 (x10) upon delivery and approval of each EWs
                      (totaling ($185,000.00).

6. Other Terms and Conditions:

        a. Contractor shall deliver to CTW copies of all third party contracts which contracts shall evidence CTW's unqualified ownership in and to all elements of the EWs delivered hereunder.

        b. CGI Elements - Includes all phases of the Computer Graphics Imagining/Realtime Animation Process relevant to producing EWs. Includes total cost for Pre Production, Production and Post-Production to deliver 10 EW inserts and each insert not be limited by any restrictions regarding length.

        c. Post Production Bid - Includes completion of Post Production Process for 10 EW inserts,




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        regardless of length, and includes all Color Correction, Compositing,
        Rotoscoping and Blue Screen clean up (Total $185,000 or $185,000.00 per insert). Contractor shall deliver all CGI elements in format and number designated by Producer. Post production to deliver 10 EW inserts and each insert not to be limited by any restrictions regarding length.

        d. Studio Facilities/Studio Production: All manpower charges will be invoiced to CTW on an as used basis. All other facility production charges are part of the attached budget as revised by Contractor and approved by CTW.

        e. Crew Costs: Crew costs are additional and are approximated at $175,255.00, and will be billed on separate invoice. Each week will be billed in advance as an estimate one week prior to week worked and then be reconciled by Sesame Street producer.

        f. Overages: Overages can only be billed if general premises set forth in this agreement change or when overages relate to approved crew costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


 SMA Video Inc.                              CHILDREN'S TELEVISION WORKSHOP
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Contractor

By:  A                                       By: /s/ illegible
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B-3294628
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Federal Employer Identification Number or Social Security Number

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                             STANDARD TERMS AND CONDITIONS

1. Services. Contractor agrees to provide, on a first priority basis, the services described in Attachment A and such other services as CTW may reasonably designate from time to time. Such services shall be subject to CTW's specifications and approval. It is understood and agreed that CTW shall be under no obligation to utilize Contractor's services or the results thereof. Subject to Contractor's obligations hereunder, he or she shall be free to perform services for others.

2. Term and Termination. The term of this Agreement shall commence as of the Commencement Date set forth in Attachment A and shall expire on the Expiration Date set forth in Attachment A, unless earlier terminated. Either party may terminate this Agreement upon ten (10) days written notice to the other party. CTW may terminate this Agreement immediately for cause. "Cause" shall include, but not be limited to, willful misconduct, gross negligence, failure to perform satisfactorily or conduct which in CTW's reasonable opinion is unprofessional or reflects unfavorably upon CTW or its affiliated companies. The rights and remedies provided in this section are not exclusive and are in addition to any other rights and remedies provided by law or in this Agreement.

3. Payment. In full consideration for all rights and services provided by Contractor hereunder, Contractor shall receive the Payment sum set forth in Attachment A. All payments hereunder, including reimbursement of out-of-pocket expenses, if any, due to Contractor will be contingent upon CTW's receipt and approval of a budget as well as invoices from Contractor setting forth an accurate account of all such payments, and of proper receipts and/or vouchers for all such expenses. Contractor shall maintain books and records which CTW may examine during normal business hours upon reasonable notice. Contractor understands and agrees that, as a Contractor, he or she is not eligible for unemployment or other benefits. Contractor further understands and agrees that he or she is not an agent of CTW and has no right to employ or contract with any person on behalf of CTW. Contractor shall have sole responsibility for the payment of all taxes of every kind applicable or relating to all amounts paid to him or her hereunder.

4. Work-Made-For-Hire and Assignement. To the extent permitted by law, all works furnished to CTW by Contractor, including but not limited to all ideas, concepts, business plans, scripts, logos, artistic and literary works and intellectual property created, developed, and/or designed by Contractor, either individually or in collaboration with others, (the "Work") shall be work-made-for-hire under the U.S. Copyright laws owned by CTW. In the event any of the Work is not work-made-for-hire or is not a copyrightable subject matter, Contractor hereby assigns to CTW exclusively all of his or her right, title and interest in and to the Work, for use in any and all media, now known or hereafter created, and for any and all purposes. Contractor agrees to execute all documents and to take all steps as CTW finds appropriate to evidence CTW's unqualified ownership in and to the Work. Contractor shall deliver the work free and clear of any third party liabilities and shall deliver to CTW upon execution hereof documentation evidencing the same including, without limitation, any third party contracts and/or licenses (which documents shall grant to CTW all rights in all media in perpetuity). This paragraph shall survive any termination of this Agreement.

5. Use of Contractor's Name. CTW shall have the right, but not the obligation, to use Contractor's name or likeness for any publicity or advertising purpose in connection with the Work or the services rendered under this Agreement. CTW is under no obligation to accord Contractor credit for any production.

6. Warranty of Rights. Contractor represents and warrants that (i) he or she has the right to grant all of the rights granted herein without any limitation whatsoever, (ii) Contractor is a fully incorporated legal entity or that he or she has attested to a true and accurate affidavit attached hereto as Attachment B, (iii) the Work is wholly original to Contractor (unless specifically agreed upon) and (iv) no materials (including the Work) furnished by Contractor, nor any use thereof, as contemplated in this Agreement will infringe upon or violate any rights of any third party. The parties acknowledge CTW intends to use the work worldwide, in all media in perpetuity.

7. Confidentiality. Contractor agrees and acknowledges that both the Work and certain information and materials which CTW provides to him or her for the purposes of performing his or her services may contain valuable, proprietary, and confidential information and trade secrets that belong solely to CTW. Contractor agrees not to disclose to other, use for his or her own benefit, or otherwise appropriate or copy any such confidential information or trade secrets, including proprietary aspects of the Work, except as required in the performance of his or her services during the Term of this Agreement. Contractor further agrees not to disclose the financial terms of this Agreement except in connection with obtaining legal or financial advice or fulfilling any tax-reporting obligation with respect to this engagement. This paragraph shall survive any termination of this Agreement.

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8. Idemnification. Contractor shall defend, indemnify and hold harmless CTW, its officers, trustees, affiliates, employees, agents, assigns and representatives from and against any and all claims, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or in connection with any breach by Contractor of any of the representations or warranties contained in this Agreement. This paragraph shall survive any termination of this Agreement.

9. Assignment. CTW shall have the right to assign this Agreement or all or any part of its rights hereunder to any third party.

10. Miscellaneous. No waiver of any provision or any breach of this Agreement shall be held to be a continuing waiver of that or any other provision or breach of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of engagement, and no amendment or modification of this Agreement shall be binding against CTW unless set forth in writing signed by CTW and delivered to Contractor. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning and not strictly for or against either party. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules. New York County shall be the exclusive forum for the resolution of disputes between the parties arising out of this Agreement or its performance.